Exhibit 4.2



                          SECURITIES PURCHASE AGREEMENT

                                 AMENDMENT NO. 1

                  THAT CERTAIN SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of November 23, 1998, among Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"). Brown Simpson Limited and Brown Simpson LP, are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers." The Purchasers and the Company hereby amend that Agreement, as of December 2, 1998, by entering into this Amendment No. 1 (the "Amendment"). The Agreement and the Amendment together are referred to as the Amended Agreement.

                  WHEREAS, subject to the terms and conditions set forth in the Agreement, the Company issued and sold to the Purchasers, and the Purchasers acquired from the Company, 400,000 units of the Company's securities (the "Tranche A Units"), each Tranche A Unit to consisting of one share (each, a "Tranche A Share") of the Company's common stock, par value $.0001 per share (the "Common Stock), and a warrant to purchase one share of Common Stock (each, a "Tranche A Warrant"); and

                  WHEREAS, subject to the terms and conditions set forth in this Amendment, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 400,000 units of the Company's securities (the "Tranche A1 Units"), each Tranche A1 Unit to consist of one share (each, a "Tranche A1 Share") of the Company's common stock, par value $.0001 per share (the "Common Stock), a warrant to purchase one-half share of Common Stock (each, a "Tranche A1 Warrant") and a warrant to purchase one-half share of Common Stock (each, an "A1X Warrant"); and

                  WHEREAS, subject to the terms and conditions set forth in this Amended Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 800,000 units of the Company's securities (the "Tranche B Units" and, together with the Tranche A Units and the Tranche A1 Units, the "Units"), each Tranche B Unit to consist of one share (each, a "Tranche B Share" and, together with the Tranche A Shares, the "Shares") of Common Stock and one Warrant to purchase one share of Common Stock (a "Tranche B Warrant," and, together with the Tranche A Warrants, the Tranche A1 Warrants and the A1X Warrants, the "Warrants").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS



1. The Agreement. Unless otherwise expressly stated herein to the contrary, all the provisions of the Agreement remain valid, binding and in effect as set forth in the Agreement, except as necessary to give effect to the matters provided for in this Amendment.

2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement. Defined terms used in the Agreement are deemed to have the definitions given to them in the Amendment after the date hereof.

3. Tranche B Closing. All provisions of the Agreement relating to the Tranche B Closing, the Tranche B Units, the Tranche B Shares and the Tranche B Warrants remain unchanged, except that the Company agrees to sell to the Purchasers and the Purchasers agree to buy an additional 400,000 Tranche B Units pursuant to this Amendment.

4. Representations and Warranties. The representations and warranties of the Company and of the Purchasers set forth in Article II of the Agreement remain in effect and are true and correct in all material respects as of the date of the Agreement.



                                   ARTICLE II

                    PURCHASE AND SALE OF THE TRANCHE A1 UNITS

2.1   Purchase and Sale.

         (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company, on the Tranche A1 Closing Date (as defined below), an aggregate of 400,000 Tranche A1 Units, for a purchase price of $4.50 per Tranche A1 Unit or an aggregate purchase price of $1,800,000.

         (b) Each Purchaser shall purchase that number of Units set forth opposite such Purchaser's name in Schedule I attached hereto and each Purchaser shall deliver to the Company the portion of the purchase price for each of the Tranche A1 Units as set forth next to its name on Schedule I.

2.2 The Tranche A1 Closing. The closing of the purchase and sale of the Tranche A1 Units (the "Tranche A1 Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Article V have been satisfied or waived by the appropriate party (the "Tranche A1 Closing Date"). At the Tranche A1 Closing:

                        (a) The Purchasers shall deliver to the Company an aggregate of $1,800,000 in United States dollars in immediately available funds to an account designated in writing by the Company;

                        (b) Within three (3) business days after the Tranche A1 Closing Date, the Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche A1 Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;

                        (c) The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche A1 Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;

                        (d) The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit B hereto, representing the number of A1X Warrants purchased by Brown Simpson Limited as set forth in
                             Schedule I hereto;

                        (e) Within three (3) business days after the Tranche A1 Closing Date, the Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche A1 Shares purchased by Brown Simpson LP as set forth in Schedule I hereto;

                        (f) The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche A1 Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto;

                        (g) The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit B hereto, representing the number of A1X Warrants purchased by Brown Simpson LP as set forth in
                             Schedule I hereto;

                        (h) The parties shall execute and deliver each of the documents referred to in Section 5.3 hereof; and

                        (i) The Company shall pay to Brown Simpson Asset the legal fees incurred by Brown Simpson Asset in connection with the preparation of the Amendment, the other documents related to the Tranche A1 Closing and the Tranche A1 Closing promptly upon the presentation of an invoice therefor.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


3.1 Representations , Warranties and Agreements of the Company. The Company hereby makes the representations and warranties set forth in Section 2.1 of the Agreement to each of the Purchasers in connection with the Tranche A1 Closing. Each representation and warranty shall be deemed to be made with respect the Agreement, the Amendment, the Amended and Restated Registration Rights Agreement.

3.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby makes the representations and warranties set forth in Section 2.2 of the Agreement to the Company in connection with the Tranche A1 Closing. Each representation and warranty shall be deemed to be made with respect the Agreement, the Amendment, the Amended and Restated Registration Rights Agreement.

                                   ARTICLE IV

                                OTHER AGREEMENTS


4.1 Other Agreements. The agreements of the Company and of each Purchaser set forth in Article III of the Agreement are deemed to be made with respect to the Tranche A1 Units and the Tranche A1 Closing. All references in such Article IV are deemed to be changed to reflect the Tranche A1 Closing.


                                    ARTICLE V

                                   CONDITIONS


5.1 Conditions Precedent to the Obligation of the Company to Sell the Tranche A1 Units. The obligation of the Company to sell the Tranche A1 Units (and to pay the legal fees of Brown Simpson Asset) hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche A1 Closing, of each of the following conditions:

         (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in the Amended Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche A1 Closing Date;

         (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this
              Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche A1 Closing; and

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Amended Agreement or the Transaction Documents.

         5.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche A1 Units. The obligation of each Purchaser hereunder to acquire and pay for the Tranche A1 Units is subject to the satisfaction or waiver by such Purchaser, at or before the Tranche A Closing, of each of the following conditions:

                        (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in the Amended Agreement and in the Amended and Restated Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Tranche A1 Closing Date;

                        (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche A1 Closing;

                        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Amended Agreement and the Transaction Documents;

                        (d) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq which suspension shall remain in effect;

                        (e)  Listing  of  Common   Stock.   Nasdaq   shall  have
                             approved, if required, for listing upon notice of issuance the Shares and the Underlying Shares;

                        (f) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Tranche B Units;


                        (g) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon the exercise of the Tranche A1 Warrants and the A1X Warrants;

                        (h) Change of Control. No Change of Control shall have occurred between the date hereof and the Tranche A1 Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 50% of the voting securities of the Company,
                             (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions,
                             (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in
                             (i), (ii) or (iii);

                        (i) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form previously agreed to, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

    5.3 Documents and Certificates.. At the Tranche A1 Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

         (a) An opinion of the Company's legal counsel in the form attached hereto as Exhibit C dated as of the Tranche A1 Closing Date;

         (b) A stock certificate(s) representing the number of Tranche A1 Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory Documents and Certificates to the Purchaser;

         (c) A Warrant(s) representing the Tranche A1 Warrants purchased by such Purchaser as set forth next to such Purchaser's name on
              Schedule I, registered in the name of such Purchaser;

         (d) A Warrant(s) representing the A1X Warrants purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser;

         (e) The Company shall have executed and delivered the Amended and Restated Registration Rights Agreement;

         (f) Officer's Certificate. An Officer's Certificate dated the Tranche A1 Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 5.1 of this Amendment as of the Tranche A1 Closing Date.

         (g) Secretary's Certificate. A Secretary's Certificate dated the Tranche A1 Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche A1 Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Tranche A1 Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement and of the Transaction Documents, and that such resolutions have not been modified, rescinded or revoked.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                              DIGITAL COURIER TECHNOLOGIES, INC.



                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                               BROWN SIMPSON STRATEGIC
                                               GROWTH FUND, LTD.



                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                               BROWN SIMPSON STRATEGIC
                                               GROWTH FUND, L.P.



                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.




December 2, 1998


150,000 shares                                                  Warrant No. A1-2



                       DIGITAL COURIER TECHNOLOGIES, INC.
                             STOCK PURCHASE WARRANT



Registered Owner:

         This certifies that, for value received, Digital Courier Technologies, Inc., a Delaware corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. Issue. Upon tender (as defined in section 5 hereof) to the Company, the Company shall issue to the Registered Owner, Brown Simpson Strategic Growth Fund, Ltd., or assigns, up to the number of shares specified in paragraph 2 hereof of fully paid and nonassessable shares of Common Stock, par value $.0001 per share ("Common Stock"), that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. Number of Shares. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is 150,000 shares of Common Stock, subject to adjustment from time to time as set forth in paragraph 6 below. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

         3. Exercise Price. (a) The initial exercise price of this Warrant, the price at which the shares of stock issuable upon exercise of this Warrant may be purchased, is $9.49 per share and upon the six-month anniversary of the date hereof, shall be adjusted as set forth in section 3(b) hereof, and subject to adjustment from time to time pursuant to the provisions of paragraph 6 below (the "Exercise Price").

             (b) At 5:00 p.m. on June 2, 1998 (the "Reset Date"), the Exercise Price shall be adjusted to be equal to the lesser of (i) $ 9.49 per share, or
(ii) the average Per Share Market Value during any five (5) consecutive Trading Days during the period of the 22 Trading Days immediately preceding the Reset Date. The Registered Owner shall send written notice to the Company of the Exercise Price, as adjusted pursuant to this paragraph, together with computation of such adjusted Exercise Price and the computation of the average Per Share Market Value for each such five-day period, no later than the second

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

(2nd) Business Day after the Reset Date. The Exercise Price shall be deemed to be adjusted to such new Exercise Price unless the Company notifies the Registered Owner within one (1) Business Day after receipt of such written notice from the Registered Owner that the Company disagrees with the computation of such adjustment. If the Registered Owner and the Company fail to agree upon the adjusted Exercise Price within one (1) Business Day after the Company has given such notice, the Exercise Price shall be computed promptly by a securities firm acceptable to both the Registered Owner and the Company, and such computation shall be final.

         4. Exercise Period. This Warrant may only be exercised beginning on December 2, 1998 and up to and including December 1, 2003 (the "Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5. Tender. This Warrant may be exercised, in whole or in part, by actual delivery of (i) the Exercise Price in cash, (ii) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and
(iii) by surrender of this Warrant. The payment and Warrant Exercise Form must be delivered, personally or by mail, to the registered office of the Company. Documents sent by mail shall be deemed to be delivered when they are received by the Company.

         6. Further Adjustment of Exercise Price.

                  (a) If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (b) If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph (6)(b), if any such right or warrant shall expire and all or any portion thereof shall not have been exercised, the Exercise Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of section (g) after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights or warrants actually exercised.

                  (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Exercise Price at which the Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Registered Owner of the Warrant; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  (d) All calculations under this section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

                  (e) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), (b) or (c), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (f) In case of (A) any  reclassification  of the Common Stock,
(B) any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 51% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, (C) the sale or transfer of all or substantially all of the assets of the Company, (D) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, (E) suspension from listing or delisting of the Common Stock from the National Market System of the Nasdaq Stock Market or any other exchange on which the Common Stock is listed for a period of five consecutive days, (F) the Company's notice to any registered owner of the Tranche A Warrants or the Tranche B Warrants, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the exercise of any such warrants, or (G) a breach by the Company of any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days after the Company knows or reasonably should have known of the existence of such breach (clauses (A) through (G) above referred to as a "Redemption Event"), the holder of the Warrant shall have the right thereafter to exercise the Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the holder of the Warrant shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event would have been entitled.

                  (g)      If:

                  A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                  C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                  E.       the  Company   shall   authorize   the  voluntary  or
                           involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be mailed to the holder of this Warrant at its address as it shall appear below, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (h) Adjustment to Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6(h).

                  (i) Adjustment of Exercise Price upon Issuance of Common Stock. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement) for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in
         Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a license or of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share which is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and
         (B) less the average of the Per Share Market Values on the five consecutive Trading Days immediately preceding the date of such issuance or sale (the price in this clause (B) is herein referred to as "Market Price"), then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                           (A) Issuance of Options. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such grant, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any Options (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement and the price per share for which Common Stock is issuable upon exercise of such Options or upon the conversions or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of
         (x) the Exercise  Price in effect  immediately  prior to such grant and
         (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue, sale, grant, exercise, conversion or exchange, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such grant; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such grant. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) Issuance of Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to issuance or sale, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any Convertible Securities and the price per share for which Common Stock issuable upon conversion or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less the Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and
         (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible
         Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6(h)(i), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or
         (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

                           (D) Certain Definitions. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following terms have meanings set forth below:

                                    (I)  "Approved  Stock  Plan"  shall mean any
         contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

                                    (II)  "Common   Stock  Deemed   Outstanding"
         means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(h)(i)(A) and 6(h)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

                           (E) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                                    (I) Calculation of  Consideration  Received.
         If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Underlying Shares of Tranche A Warrants, the Tranche A1 Warrants, A1X Warrants and the Tranche B Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected by the Company. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                                    (II)  Integrated  Transactions.  In case any
         Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.

                                    (III) Treasury Shares.  The number of shares
         of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (IV) Record  Date.  If the  Company  takes a
         record of the holders of Common Stock for the purpose of entitling them
         (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (ii) Certain Events. If any event occurs of the type contemplated by the provisions of Section 6(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Registered Holder, or assigns, of this Warrant; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 6(h).

         7. Call Option. If, at any time during the Exercise Period, the Per Share Market Value equals or exceeds an amount equal to 200% of the Exercise Price at such time for a period of 15 consecutive business days, then the Company shall have the right during the 6 month period commencing on the first business day after such 15-day period, upon written notice to the Registered Owner, to cause such Registered Owner to exercise this Warrant in full by delivering to the Company the Exercise Price in cash, the Warrant Exercise Form and this Warrant as specified in section 5 hereof within the period of ten (10) business days commencing on the Registered Owner's receipt of such notice; provided, however, that the Company can exercise the right specified in this section 7 only if, in addition to the conditions specified herein, there is an effective registration statement under the Securities Act relating to the shares of Common Stock issuable upon the exercise of this Warrant so that the Registered Owner may freely offer and sell such shares of Common Stock without further registration under the Securities Act or compliance with Rule 144 thereunder or any other exemptive provision or rule thereunder so long as the Registered Owner is not an Affiliate of the Company.

         8. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Agreement. As used in this Warrant, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

         "Amended Agreement" has the meaning assigned to it in Amendment No. 1 to the Purchase Agreement dated as of December 2, 1998.

         "Appraiser"  has the meaning assigned to it in section 6(c) hereof.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         "Common Stock" means the shares of the Company's Common Stock, par value $.0001 per share.

         "Company"  means  Digital  Courier   Technologies,   Inc.,  a  Delaware
          corporation.

         "Convertible  Securities"  has the  meaning  assigned  to it in section
          6(h)(i)(A) hereof.

         "Exercise Period" has the meaning assigned to it the section 4 hereof.

         "Exercise Price" has the meaning assigned to it in section 3 hereof

         "Market Price" has the meaning assigned to it in section 6(h)(i) hereof.

         "Options" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the National Market System of the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated November 23, 1998 and as subsequently amended, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Redemption Event" has the meaning assigned to it in section 6(f) hereof.

         "Registered Owner" means Brown Simpson Strategic Growth Fund, Ltd., or such other Person as shown on the records of the Company as being the registered owner of this Warrant.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated November 23, 1998 and as subsequently amended, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "Tranche  A  Warrant"  means  the  warrant  issuable  at the  Tranche A
Closing.

         "Tranche A1 Warrant" means the warrant issuable at the Tranche A1 Closing in the form of Exhibit A to the Amended Agreement.

         "A1X Warrant" means the warrant issuable at the Tranche A1 Closing in the form of Exhibit B to the Amended Agreement.

         "Tranche  B  Warrant"  means  the  warrant  issuable  at the  Tranche B
Closing.

         "Underlying Shares" has the meaning assigned to it in section 2.1(d) of the Purchase Agreement.

         9. Registration Rights. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

         10.Reservation of Underlying Shares. The Underlying Shares are and will at all times hereafter continue to be duly authorized and reserved for issuance pursuant to this Warrant.

         11.Notices. All notices or other communications required hereunder shall be in writing and shall be sent either (i) by courier, or (ii) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

            To the Company:           Digital Courier Technologies, Inc.
                                      136 Heber Avenue, Suite 204
                                      P.O. Box 8000
                                      Park City, Utah  84060
                                      Attn:  Mitchell Edwards
                                      Phone:  435-655-3617
                                      Fax:  435-655-3647

            To the holder:            Brown Simpson Strategic Growth Fund, L.P.
                                      152 West 57th Street, 40th Floor
                                      New York, New York 10019
                                      Attn:  Paul Gustus
                                      Phone:  (212) 247-8200
                                      Fax: (212) 247-1329

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.



                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                            DIGITAL COURIER TECHNOLOGIES, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------




                                    EXHIBIT A

                              Warrant Exercise Form
                              ---------------------

TO:      DIGITAL COURIER TECHNOLOGIES, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of Digital Courier Technologies, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1998; (2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the

Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


                  Date:                          -------------------------


                  Investor Name:                 -------------------------

                  Taxpayer Identification
                  Number:                        -------------------------


                  By:                            -------------------------

                  Printed Name:                  -------------------------

                  Title:                         -------------------------

                  Address:                       -------------------------
                                                 -------------------------
                                                 -------------------------




                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.


AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------


                  That certain Registration Rights Agreement made and entered into as of November 23, 1998, among Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited") and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"). Brown Simpson LP and Brown Simpson Limited are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers" is hereby amended and restated as of December 2, 1998 and is referred to as the Agreement.

                  This Agreement is made pursuant to the Securities Purchase Agreement, dated as of November 23, 1998 and as amended the date hereof among the Company and the Purchasers (the "Purchase Agreement").

                  The Company and the Purchasers hereby agree as follows:

         1.       Definitions

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" has meaning set forth in Section 3(o) hereof.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

                  "Allowable Grace Period" has the meaning set forth in Section 3(p) hereof.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" has the meaning set forth in the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.0001 per share.

                  "Effectiveness Date" means (i) with respect to the Tranche A Registration Statement the earlier of (A) the 90th day following the Tranche A Closing Date, or (B) the fifth day after the Company received notice (written or oral) from the Commission that the Commission Staff would not be reviewing the Tranche A Registration Statement, and (ii) with respect to the Tranche B Registration Statement the earlier of (A) the 90th day following the Tranche B Closing Date, or (B) the fifth day after the Company received notice (written or oral) from the Commission that the Commission Staff would not be reviewing the Tranche B Registration Statement.

                  "Effectiveness Period" has the meaning set forth in Section 2(a) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Event" has the meaning set forth in Section 2(d) hereof.

                  "Filing Date" means (i) with respect to the shares of Common Stock issuable at the Tranche A Closing and upon the exercise of the Tranche A Warrants, as soon as practicable but in not event later than the 30th day following the Tranche A Closing Date, and (ii) with respect to the shares of Common Stock issuable at the Tranche B Closing and upon the exercise of the Tranche B Warrants, as soon as practicable but in no event later than the 30th day following the Tranche B Closing Date.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "Indemnified Party" has the meaning set forth in Section 5(c) hereof.

                  "Indemnifying Party" has the meaning set forth in Section 5(c) hereof.

                  "Losses" has the meaning set forth in Section 5(a) hereof.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Purchase Price" has the meaning set forth in Section 2(d) hereof.

                  "Registrable Securities" means (a) with respect to the Registration Statement to be filed after the Tranche A Closing, the shares of Common Stock issuable upon (i) Tranche A Closing Date, (ii) the exercise of the Tranche A Warrant, (iii) the Tranche A1 Closing Date, (iv) the exercise of the Tranche A1 Warrant, (v) the exercise of the Tranche A1X Warrant and (vi) any shares of the Company's capital stock issued as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, (b) with respect to the Registration Statement to be filed after the Tranche B Closing, the shares of Common Stock issuable upon (i) the Tranche B Closing Date, (ii) the exercise of the Tranche B Warrant and (iii) any shares of the Company's capital stock issued as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise. Such registered shares of Common Stock shall be allocated among the Holders pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC.

                  "Registration  Delay  Payment"  has the  meaning  set forth in
Section 2(d) hereof.

                  "Registration Statement(s)" means the Tranche A Registration Statement and the Tranche B Registration Statement and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

                  "Tranche A Registration Statement" means the registration statement filed under the Securities Act for the registration of the offer and sale of the Registrable Securities issuable at the Tranche A Closing and the Tranche A1 Closing.

                  "Tranche B Registration Statement" means the registration statement filed under the Securities Act for the registration of the offer and sale of the Registrable Securities issuable at the Trache B Closing.

                  "Tranche A Shares"  means the shares of Common Stock  issuable at the Tranche A Closing.

                  "Tranche A1 Shares" means the shares of Common Stock  issuable at the Tranche A1 Closing.

                  "Tranche B Shares"  means the shares of Common Stock  issuable at the Tranche B Closing.

                  "Tranche A Warrant" means the warrant  issuable at the Tranche
                   A Closing.

                  "Tranche  A1  Warrant"  means the A1 warrant  issuable  at the
                   Tranche A1 Closing.

                  "Tranche A1X  Warrant"  means the  A1Xwarrant  issuable at the
                   Tranche A1 Closing.

                  "Tranche B Warrant" means the warrant  issuable at the Tranche
                   B Closing.

                  "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

         2.       Shelf Registration

                  (a) On or prior to each applicable Filing Date, the Company shall prepare and file with the Commission the Tranche A Registration Statement and the Tranche B Registration Statement covering all Registrable Securities issued at the Tranche A Closing and the Tranche B Closing, respectively, for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. Each Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall
(i) not permit any securities other than the Registrable Securities from the appropriate tranche and those securities listed in Schedule 2.1(r) to the Purchase Agreement to be included in the Registration Statement and (ii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

                  (b) If the Registrable Securities are to be offered and sold in an Underwritten Offering, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

                  (c) No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

                  (d) If (i) the Registration Statement covering all the applicable Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the Commission on or before the applicable Filing Date or (B) declared effective by the Commission on or before the applicable Effectiveness Date or (ii) on any day after the Registration Statement has been declared effective by the Commission, other than days during an Allowable Grace Period, sales of all the Registrable Securities required to be included on a Registration Statement cannot be made pursuant to the respective Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock) (each such event specified in (A) and (B) above, an "Event"), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash (a "Registration Delay Payment") equal to two percent (2%) of the product of (x) purchase price per Unit specified in Section 1.1 of the Purchase Agreement (the "Purchase Price") multiplied by (y) the number of Registrable Securities held by such Holder. Registration Delay Payments shall be paid on the earlier of (I) the last Business Day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the Event giving rise to the Registration Delay Payment is cured. In the event the Company fails to make a Registration Delay Payment in a timely manner, such Registration Delay Payment shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. If the Company fails to pay a Registration Delay Payment, including any interest thereon, within 15 Business Days of the date such Registration Delay Payment is due, or if the Event giving rise to the Registration Delay Payment is not cured within 60 days after such Event, then the Holder entitled to such Registration Delay Payment or all Holders in the event of a failure to cure shall have the right at any time, so long as the Company fails to make such Registration Delay Payments or to cure the Event, to require the Company, upon written notice, to immediately pay to the Holder entitled to the Registration Delay Payment or to all Holders in the case of an uncured Event an amount in cash equal to the Purchase Price paid by such Holder or Holders plus any unpaid interest relating to Registration Delay Payments.

                  3.       Registration Procedures

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission on or prior to each applicable Filing Date, a Registration Statement on Form S-3 or its successor form (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than a reasonable time prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall, if reasonably practicable (i) upon request furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed (including documents incorporated by reference), which documents will be subject to the review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission any additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the
Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters as promptly as possible (and, in the case of (i)(A) below, not less than a reasonable time prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

                  (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or
Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the National Market System of the Nasdaq Stock Market and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

                  (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) in the case of an Underwritten Offering obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
Section 6 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(1)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (m) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

                  (n) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (o) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (p) If (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company's Board of Directors determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days (an "Allowable Grace Period"), provided that the Company may not postpone or suspend its obligation under this Section 3(p) for more than 30 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) such suspensions during any 365-day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

                  4.       Registration Expenses
                           ---------------------

                  (a) All fees and expenses  incident to the  performance  of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4(b), shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $10,000, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. If the Holders require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the any underwriting commissions and discounts.

                  5.       Indemnification
                           ---------------

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made), except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and  expenses  of the  Indemnified  Party  (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                  6.       Rule 144
                           --------

                  As long as any Holder owns Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or l5(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or l5(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions referred to in the Purchase Agreement. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

                  7.       Miscellaneous
                           -------------

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(r) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

                  (c) No  Piggyback  on  Registrations.  Except as  disclosed on
Schedule 7(c) of the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statements, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict or inconsistent with the provisions of this Agreement.

                  (d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within ten (10) days after receipt of such notice, any such Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with
Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable
Securities in such registration statement, then if the Company after consultation with the Underwriter's Representative should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given to each Holder at its address set forth under its name on Schedule 1 attached hereto or such other address as may be designated in writing hereafter, in the same manner, by such Person. Copies of notices to any Holder shall be sent to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 19th Floor, New York, New York 10022, Attn:James E. Kaye, Esq., fax: (212) 872-1002.

                  (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (h) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (j) Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Purchasers as its stockholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (m)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (n) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                      DIGITAL COURIER TECHNOLOGIES, INC.


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:


                                      BROWN SIMPSON STRATEGIC GROWTH FUND, LTD..


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
                                      .


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title: